UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2007

INOVA TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

233 Wilshire Blvd. Suite 300

Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

(310) 857-6666

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company’s symbol has an “e” attached to it. Upon enquiring with the NASD the Company has been informed that the NASD believes that the Company has filed late three times within the previous two years and therefore would no longer be eligible for quotation on the Over the Counter Bulletin Board (“OTCBB”). The Company has requested a hearing in which a panel will determine whether the Company’s stock can continue to be quoted on the OTCBB. The hearing has been set for September 13, 2007. In the event that the panel does not find in favour of the Company, the Company’s stock would cease to be listed on the OTCBB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVA TECHNOLOGY INC.

By:

/s/ Adam Radly

Date: September 10, 2007

Adam Radly

Chairman and Chief Executive Officer